UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT STATEMENT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (date of earliest
                        event reported): January 26, 2000

                                 JFAX.COM, Inc.
             (Exact name of Registrant as specified in its charter)

   Delaware                         0-25965                      51-0371142
  (State of                      (Commission                  (I.R.S. Employer
incorporation)                      Number)                  Identification No.)


                              6922 Hollywood Blvd.
                                    Suite 900
                          Los Angeles, California 90028
                    (Address of principal executive offices)

                                 (323) 860-9200
              (Registrant's telephone number, including area code)

                            10960 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                 (Former Address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.

(a) On January 26, 2000, JFAX.COM, Inc. acquired the outstanding stock of SureTalk.Com, Inc., a closely held Internet-based faxing, messaging and communications company based in Carlsbad, California. The stock was acquired directly from the shareholders of SureTalk.Com, Inc. in a stock-for-stock purchase transaction valued at approximately $9.28 million. The shareholders of SureTalk.Com, Inc. included Steven J. Hamerslag, Timothy Johnson, and Lester Morales, as well as various other former employees of SureTalk.Com, Inc. Concurrently with the closing, Mr. Hamerslag was named President and Chief Executive Officer of JFAX.COM, Inc., Mr. Johnson was named Vice President of Product Marketing and Business Development, and Mr. Morales was named Vice President of Sales. Certain of the other former employee-shareholders of SureTalk.Com, Inc. also joined JFAX.COM, Inc. as employees.


         The purchase price was paid in the form of 1,515,545 shares of common stock of JFAX.COM, Inc. valued at the closing price for such common stock as reported on the NASDAQ on the date preceding the closing (January 25, 2000), $6.125 per share. The approximately $9.28 million consideration paid for SureTalk.Com, Inc. was determined by negotiation between management for the two companies.

(b) Certain of the assets of SureTalk.Com Inc. acquired indirectly in the acquisition consist of personal computers, LAN network equipment, phone switches, and office furniture that were used by SureTalk.Com, Inc. for internal office purposes. JFAX.COM, Inc. intends to continue such use. The acquired assets also consist in part of approximately 15 fax transmission servers that were used by SureTalk.Com, Inc. to provide fax transmission services to its customers. JFAX.COM, Inc. intends to continue such use as well.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

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         It is impractical to provide the required financial information at the time of filing this report. The required financial information will be filed by amendment to this form 8-K not later than April 10, 2000.

(b)      Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than April 10, 2000.

(c)      Exhibits

         Exhibit Number                     Description

              2.1 Stock Purchase Agreement, dated as of January 15, 2000, among JFAX.COM, Inc., the stockholders of
                                            SureTalk.Com, Inc. listed therein,
                                            and SureTalk.Com, Inc. Such
                                            agreement contains a listing of
                                            schedules or similar attachments.
                                            Pursuant to the applicable
                                            instruction, such schedules or
                                            attachments are not filed herewith.
                                            However, the Registrant agrees to
                                            furnish supplementally to the
                                            Commission upon request a copy of
                                            any omitted schedule or attachment.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  February 9, 2000


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                                 JFAX.COM, Inc.
                                  (Registrant)


                                 By:  /s/ Nicholas V. Morosoff
                                      ------------------------
                                      Nicholas V. Morosoff
                                      Secretary